EXHIBIT 99.1

WestRock Board of Directors Approves Tax-Free Separation of Ingevity

NORCROSS, Ga., April 22, 2016 (GLOBE NEWSWIRE) -- WestRock Company (NYSE:WRK) today announced that its Board of Directors has approved the completion of the separation of its specialty chemicals business from the remaining businesses of WestRock to form Ingevity Corporation (Ingevity). The planned separation, which is expected to be tax-free to WestRock stockholders, except with respect to fractional shares, is expected to be completed on May 15, 2016.

“Today’s announcement is a major milestone in the completion of our spin-off of WestRock’s specialty chemicals business,” said Steve Voorhees, chief executive officer of WestRock. “The separation of Ingevity from WestRock will create an independent, publicly traded specialty chemicals company. We expect Ingevity to have the foundation and focus to sustain and grow its business to generate exceptional long-term returns for its stockholders.”

Transaction Details
The separation will occur by means of a pro-rata distribution of all of the stock of Ingevity to WestRock stockholders. The distribution remains subject to satisfaction of the conditions described in the preliminary information statement included with Ingevity’s Form 10 Registration Statement, which was initially filed on October 6, 2015 with the U.S. Securities and Exchange Commission (SEC).

In the distribution, WestRock stockholders will receive one share of Ingevity common stock for every six common shares of WestRock held as of the close of business on May 4, 2016, the record date for the distribution. Subject to the satisfaction of the conditions to the distribution, the distribution is expected to occur on May 15, 2016. No fractional shares of Ingevity will be issued. Stockholders will receive cash in lieu of fractional shares.

Trading of WestRock and Ingevity Shares
Beginning on or about May 2, 2016, it is expected that “when-issued” trading will begin for shares of Ingevity common stock on the New York Stock Exchange (NYSE) under the ticker symbol “NGVT.WI”.  Ingevity common shares are expected to begin “regular way” trading on May 16, 2016 on the NYSE under the ticker symbol “NGVT”.

Also beginning on or about May 2, 2016, and continuing through the distribution date, it is expected that there will be two markets in WestRock common stock. WestRock shares that trade in the “regular-way” market under the symbol “WRK” will trade with an entitlement to shares of Ingevity common stock to be distributed pursuant to the distribution; shares that trade in the “ex-distribution” market under the symbol “WRK WI” will trade without an entitlement to shares of Ingevity common stock.

WestRock stockholders are urged to consult their financial and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the specific implications of selling Ingevity shares and the applicability and effect of any U.S. federal, state, local and foreign tax laws. WestRock stockholders who hold common stock on the record date and decide to sell any of their WestRock common stock before the distribution date should consult their stockbroker, bank or other nominee to understand whether the shares of WestRock common stock will be sold with or without the entitlement to Ingevity common stock pursuant to the distribution.

No action is required by WestRock stockholders to receive shares of Ingevity common stock in the distribution.  WestRock intends to distribute an information statement to all stockholders entitled to receive the distribution of Ingevity common stock. The information statement is an exhibit to Ingevity’s Form 10 Registration Statement, which describes Ingevity and the risks associated with owning its common stock, as well as other details regarding the separation and distribution.

For more information, please consult the full Form 10 Registration Statement at www.sec.gov, or visit WestRock’s Investor Relations site.

About Ingevity
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. Ingevity will be traded on the NYSE under NGVT. Learn more at www.ingevity.com.

About WestRock
WestRock Company (NYSE:WRK) aspires to be the premier partner and unrivaled provider of paper and packaging solutions in consumer and corrugated markets. WestRock’s 41,000 team members support customers around the world from more than 250 operating and business locations spanning North America, South America, Europe and Asia. Learn more at westrock.com.

Forward-looking Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. We caution readers that a forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding, among other things, the expected timing of the separation of the Specialty Chemicals business; that the separation is expected to be completed on a tax-free basis; and opportunities related to the transaction, including those that may generate exceptional long-term returns for its stockholders. We have made assumptions regarding, among other things, whether and when the spin-off of the Specialty Chemicals business will occur; economic, competitive and market conditions generally; competitive conditions; and possible adverse actions of customers, competitors and suppliers. Our businesses are subject to a number of general risks that would affect any such forward-looking statements.  These risks and other factors that may impact management's assumptions are more particularly described in our filings with the SEC, including Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained in this release speaks as of the date of the release and we do not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Ingevity
Investors:
Dan Gallagher, 843-740-2126
VP, Investor Relations
daniel.gallagher@ingevity.com

Media:
Jack Maurer, 843-746-8242
Director, Communications
jack.maurer@ingevity.com

WestRock
Investors:
John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com

Media:
Chris Augustine, 470-328-6305
Director, Corporate Communications
mediainquiries@westrock.com